Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                     JURISDICTION OF
NAME OF SUBSIDIARY                                                                    INCORPORATION
-----------------                                                                    ---------------
1.    Kansas Information Consortium, Inc.                                            Kansas, U.S.
2.    Indiana Interactive, Inc.                                                      Indiana, U.S.
      2a. City-County Interactive, Inc.                                              Indiana, U.S.
3.    National Information Consortium USA, Inc.                                      Kansas, U.S.
4.    Arkansas Information Consortium, Inc.                                          Arkansas, U.S.
5.    Nebraska Interactive, Inc.                                                     Nebraska, U.S.
6.    Virginia Interactive, Inc.                                                     Virginia, U.S.
7.    Iowa Interactive, Inc.                                                         Iowa, U.S.
8     Montana Interactive, Inc.                                                      Montana, U.S.
9.    New England Interactive, Inc.                                                  Maine, U.S.
10.   Utah Interactive, Inc.                                                         Utah, U.S.
11.   Hawaii Information Consortium, Inc.                                            Hawaii, U.S.
12.   Idaho Information Consortium, Inc.                                             Idaho, U.S.
13.   NIC Commerce, Inc.                                                             Colorado, U.S.
14.   NIC Conquest, Inc.                                                             Colorado, U.S.
15.   National Information Consortium Technologies, Inc.                             California, U.S.
16.   Intelligent Decision Technologies, Inc.                                        Colorado, U.S.
17.   National Online Registries, Inc.                                               Colorado, U.S.
18.   Bay Area Interactive, Inc.                                                     California, U.S.
19.   Florida Local Interactive, Inc.                                                Florida, U.S.
20.   Michigan Local Interactive, Inc.                                               Michigan, U.S.
21.   Texas Local Interactive, Inc.                                                  Texas, U.S.
22.   Alabama Interactive, Inc.                                                      Alabama, U.S.
23.   NIC Canadian Business, Inc.                                                    Colorado, U.S.
24.   National Information Consortium Company Canada                                 Nova Scotia, Canada
25.   NIC Holdings Company Canada                                                    Nova Scotia, Canada
26.   NIC European Business Limited                                                  London, England
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